ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces First Quarter 2024 Financial Results

First Quarter Financial Highlights:

•
Total revenues increased $20.9 million year over year to $441.6 million
•
Construction and Material Handling revenues of $255.6 million and $174.3 million, respectively
•
Product support revenues increased 6.5% year over year with Parts sales increasing to $72.9 million and Service revenues increasing to $64.0 million
•
New and used equipment sales grew 4.1% year over year to $228.6 million
•
Net loss available to common stockholders of $(12.7) million
•
Basic and diluted net loss per share of $(0.38)
•
Adjusted basic and diluted net loss per share* of $(0.22)
•
Adjusted EBITDA* of $34.1 million

Livonia, MI. – May 8, 2024 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”, "we", "our" or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the first quarter ended March 31, 2024.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our first quarter results, in line with history and expectations, once again reflected the seasonal nature of our business as the winter weather impacted the Construction Equipment segment in our northern regions. Despite the seasonality, we were able to achieve $441.6 million of revenues for the quarter, up $20.9 million from the same period last year. Additionally, activity-related key performance indicators presented well for the quarter and our combined product support and rental revenues grew $6.3 million, or 3.7%, on an organic basis when compared to Q1 2023, reflecting the resilience of our end markets and continued elevated levels of activity and equipment utilization in our customer base. While new and used equipment sales in our core lift truck and construction segments increased $29.3 million from a year ago, equipment revenue mix negatively impacted equipment sales margins overall. Specifically, Ecoverse’s high-margin equipment sales were down $14.4 million versus the first quarter of last year on a record sales comparison, as Ecoverse was replenishing its sub-dealers’ inventories in the first quarter of 2023 amidst OEM equipment supply chain normalization. Additionally, within our Material Handling segment, our Peaklogix subsidiary, which sells high-margin automated warehouse system solutions, was down $8.7 million when compared to last year as its customer base has been impacted by the elevated level of interest rates leading to elongated capex decision making. While we believe the Peaklogix business will continue to be impacted by 'higher for longer' interest rates, we are confident that the Ecoverse variance in the first quarter is isolated as its customer base, which is focused on waste management, organics processing and composting, continues to realize solid annualized growth and equipment utilization remains strong."

Mr. Greenawalt added, "As we emerge from the weather-impacted first quarter and into construction season in the north, we remain bullish about the backlog of work and general activity levels at our customers for the remainder of 2024, which we believe will bode well for our product support and rental business lines, both of which experienced their natural seasonal increase in April. That said, we believe new equipment sales and sales profit margins, which have ebbed and flowed quarter to quarter historically, could be impacted over the remainder of the year by the increase of new equipment supply on the market and competitive pricing pressures. Nevertheless, we intend to continue to win our share of equipment deals by selling our overall dealership capabilities and what we believe to be an industry-leading value proposition.”

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

In conclusion, Mr. Greenawalt commented, “Despite the potential for choppiness in new equipment sales, we remain positive regarding our opportunities this year and will continue to focus on customer equipment “uptime” relative to our product support business lines as well as our absorption ratio and cost optimization. Industry indicators continue to be supportive of medium and long-term growth in our end-user markets. We have a solid equipment backlog in our Material Handing segment and our Construction Equipment business will benefit from strong non-residential construction activity, increased state DOT budgets and accelerated spending on federal infrastructure programs for years to come. I sincerely want to thank all of our employees for their hard work in the first quarter. I am grateful for their dedication to our Guiding Principles and for providing best-in-class service to our customers.”

Full Year 2024 Financial Guidance and Other Financial Notes:

•
The Company adjusted the top end of our 2024 guidance range and now expects to report Adjusted EBITDA between $207.5 million and $212.5 million for the 2024 fiscal year.

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(amounts in millions unless otherwise noted)

	Three Months Ended March 31,		Increase (Decrease)
	2024	2023	2024 versus 2023
Revenues:
New and used equipment sales	$228.6	$219.6	$9.0	4.1%
Parts sales	72.9	68.4	4.5	6.6%
Service revenues	64.0	60.2	3.8	6.3%
Rental revenues	48.5	43.5	5.0	11.5%
Rental equipment sales	27.6	29.0	(1.4)	(4.8)%
Total revenues	441.6	420.7	20.9	5.0%
Cost of revenues:
New and used equipment sales	192.4	179.0	13.4	7.5%
Parts sales	48.3	45.4	2.9	6.4%
Service revenues	27.0	25.1	1.9	7.6%
Rental revenues	6.7	6.1	0.6	9.8%
Rental depreciation	27.1	22.9	4.2	18.3%
Rental equipment sales	19.5	20.9	(1.4)	(6.7)%
Total cost of revenues	321.0	299.4	21.6	7.2%
Gross profit	120.6	121.3	(0.7)	(0.6)%
General and administrative expenses	114.6	104.0	10.6	10.2%
Non-rental depreciation and amortization	6.9	5.2	1.7	32.7%
Total operating expenses	121.5	109.2	12.3	11.3%
(Loss) income from operations	(0.9)	12.1	(13.0)	(107.4)%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.8)	(1.5)	(1.3)	86.7%
Interest expense – other	(13.3)	(10.5)	(2.8)	26.7%
Other income	0.9	1.0	(0.1)	(10.0)%
Total other expense, net	(15.2)	(11.0)	(4.2)	38.2%
(Loss) income before taxes	(16.1)	1.1	(17.2)	NM
Income tax (benefit) provision	(4.2)	0.1	(4.3)	NM
Net (loss) income	(11.9)	1.0	(12.9)	NM
Preferred stock dividends	(0.8)	(0.8)	—	—
Net (loss) income available to common stockholders	$(12.7)	$0.2	$(12.9)	NM
NM - calculated change not meaningful

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time today to discuss and answer questions about the Company’s financial results for the first quarter ended March 31, 2024. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group First Quarter 2024 Earnings Call and Webcast
Date:	Wednesday, May 8, 2024
Time:	5:00 p.m. Eastern Time
Live call:	(833) 470-1428
International:	https://www.netroadshow.com/events/global-numbers?confId=60369
Live call access code:	960798
Audio replay:	866-813-9403
Replay access code:	147420
Webcast:	http://events.q4inc.com/attendee/885157610

The audio replay will be archived through May 22, 2024.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in North America. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, paving and asphalt equipment, other construction equipment and allied products. Alta has operated as an equipment dealership for 40 years and has developed a branch network that includes over 85 total locations across Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions or a tightening labor market; negative impacts on customer payment policies and adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; fluctuations in interest rates; the market price for our equipment; collective bargaining agreements and our relationship with our union-represented employees; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on the New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, and Adjusted basic and diluted net income per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income, revenues, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's Consolidated Balance Sheets in accordance with U.S. GAAP. Adjusted net income is defined as net income adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted net income per share is defined as adjusted net income divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted net income. Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income, Adjusted basic and diluted net income per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Kevin Inda

SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment Group, LLC

glenn.moore@altg.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except share and per share amounts)

	March 31, 2024	December 31, 2023
ASSETS
Cash	$5.6	$31.0
Accounts receivable, net of allowances of $13.3 and $12.4 as of March 31, 2024 and December 31, 2023, respectively	239.4	249.3
Inventories, net	553.7	530.7
Prepaid expenses and other current assets	23.6	27.0
Total current assets	822.3	838.0

NON-CURRENT ASSETS
Property and equipment, net	477.0	464.8
Operating lease right-of-use assets, net	110.1	110.9
Goodwill	76.0	76.7
Other intangible assets, net	63.9	66.3
Other assets	14.0	14.2
TOTAL ASSETS	$1,563.3	$1,570.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan payable – new equipment	$300.8	$297.8
Floor plan payable – used and rental equipment	98.4	99.5
Current portion of long-term debt	8.5	7.7
Accounts payable	98.6	97.0
Customer deposits	16.2	17.4
Accrued expenses	52.0	59.7
Current operating lease liabilities	15.6	15.9
Current deferred revenue	14.3	16.2
Other current liabilities	26.7	23.9
Total current liabilities	631.1	635.1

NON-CURRENT LIABILITIES
Line of credit, net	328.6	315.9
Long-term debt, net of current portion	312.6	312.3
Finance lease obligations, net of current portion	33.2	31.1
Deferred revenue, net of current portion	4.0	4.2
Long-term operating lease liabilities, net of current portion	99.3	99.6
Deferred tax liabilities	7.6	7.7
Other liabilities	10.0	15.3
TOTAL LIABILITIES	1,426.4	1,421.2
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200 shares issued and outstanding at both March 31, 2024 and December 31, 2023 (1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock)	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,805,359 and 32,369,820 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	236.0	233.8
Treasury stock at cost, 862,182 shares of common stock held at both March 31, 2024 and December 31, 2023	(5.9)	(5.9)
Accumulated deficit	(91.0)	(76.4)
Accumulated other comprehensive loss	(2.2)	(1.8)
TOTAL STOCKHOLDERS’ EQUITY	136.9	149.7
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,563.3	$1,570.9

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues:
New and used equipment sales	$228.6	$219.6
Parts sales	72.9	68.4
Service revenues	64.0	60.2
Rental revenues	48.5	43.5
Rental equipment sales	27.6	29.0
Total revenues	441.6	420.7
Cost of revenues:
New and used equipment sales	192.4	179.0
Parts sales	48.3	45.4
Service revenues	27.0	25.1
Rental revenues	6.7	6.1
Rental depreciation	27.1	22.9
Rental equipment sales	19.5	20.9
Total cost of revenues	321.0	299.4
Gross profit	120.6	121.3
General and administrative expenses	114.6	104.0
Non-rental depreciation and amortization	6.9	5.2
Total operating expenses	121.5	109.2
(Loss) income from operations	(0.9)	12.1
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.8)	(1.5)
Interest expense – other	(13.3)	(10.5)
Other income	0.9	1.0
Total other expense, net	(15.2)	(11.0)
(Loss) income before taxes	(16.1)	1.1
Income tax (benefit) provision	(4.2)	0.1
Net (loss) income	(11.9)	1.0
Preferred stock dividends	(0.8)	(0.8)
Net (loss) income available to common stockholders	$(12.7)	$0.2
Basic (loss) income per share	$(0.38)	$0.01
Diluted (loss) income per share	$(0.38)	$0.01
Basic weighted average common shares outstanding	33,108,695	32,223,221
Diluted weighted average common shares outstanding	33,108,695	32,430,715

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three Months Ended March 31,
	2024	2023
OPERATING ACTIVITIES
Net (loss) income	$(11.9)	$1.0
Adjustments to reconcile net (loss) income to net cash flows used in operating activities:
Depreciation and amortization	34.0	28.1
Amortization of debt discount and debt issuance costs	0.4	0.3
Imputed interest	—	0.3
Gain on sale of rental equipment	(8.1)	(8.1)
Provision for inventory obsolescence	0.5	0.1
Provision for losses on accounts receivable	1.7	1.5
Change in fair value of derivative instruments	(0.1)	—
Stock-based compensation expense	1.3	0.8
Changes in deferred income taxes	—	(0.1)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	8.0	1.3
Inventories	(66.3)	(114.3)
Proceeds from sale of rental equipment	27.6	29.0
Prepaid expenses and other assets	5.0	(5.2)
Manufacturers floor plans payable	0.4	57.0
Accounts payable, accrued expenses, customer deposits, and other current liabilities	(0.2)	(6.5)
Leases, deferred revenue, net of current portion and other liabilities	(4.2)	(5.3)
Net cash used in operating activities	(11.9)	(20.1)
INVESTING ACTIVITIES
Expenditures for rental equipment	(12.9)	(14.6)
Expenditures for property and equipment	(4.4)	(3.1)
Proceeds from sale of property and equipment	0.1	—
Expenditures for acquisitions, net of cash acquired	—	(1.7)
Other investing activities	(0.9)	0.5
Net cash used in investing activities	(18.1)	(18.9)
FINANCING ACTIVITIES
Proceeds from line of credit and long-term borrowings	72.8	97.0
Principal payments on line of credit, long-term debt, and finance lease obligations	(61.9)	(59.8)
Proceeds from non-manufacturer floor plan payable	41.0	50.7
Payments on non-manufacturer floor plan payable	(39.1)	(49.7)
Preferred stock dividends paid	(0.8)	(0.8)
Common stock dividends declared and paid	(1.9)	(1.9)
Other financing activities	(5.5)	2.4
Net cash provided by financing activities	4.6	37.9

Effect of exchange rate changes on cash	—	0.1
NET CHANGE IN CASH	(25.4)	(1.0)

Cash, Beginning of year	31.0	2.7
Cash, End of period	$5.6	$1.7
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet within property and equipment	$38.8	$42.7
Supplemental disclosures of cash flow information
Cash paid for interest	$10.6	$6.8
Cash paid for income taxes	$0.2	$0.1

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(in millions, except share and per share amounts)

	March 31,	December 31,
Debt and Floor Plan Payables Analysis	2024	2023
Senior secured second lien notes	$315.0	$315.0
Line of credit	330.0	317.5
Floor plan payable – new equipment	300.8	297.8
Floor plan payable – used and rental equipment	98.4	99.5
Finance lease obligations	41.7	38.8
Total debt	$1,085.9	$1,068.6
Adjustments:
Floor plan payable – new equipment	(300.8)	(297.8)
Cash	(5.6)	(31.0)
Adjusted total net debt and floor plan payables(1)	$779.5	$739.8

	Three Months Ended March 31,
	2024	2023
Net (loss) income available to common stockholders	$(12.7)	$0.2
Depreciation and amortization	34.0	28.1
Interest expense	16.1	12.0
Income tax (benefit) provision	(4.2)	0.1
EBITDA(1)	$33.2	$40.4
Transaction costs(2)	0.2	0.1
Stock-based incentives(4)	1.3	0.8
Other expenses(5)	1.4	0.2
Preferred stock dividend(6)	0.8	0.8
Showroom-ready equipment interest expense(7)	(2.8)	(1.5)
Adjusted EBITDA(1)	$34.1	$40.8

	Three Months Ended March 31,
	2024	2023
Net (loss) income available to common stockholders	$(12.7)	$0.2
Transaction costs(2)	0.2	0.1
Intangible amortization(3)	2.6	2.2
Stock-based incentives(4)	1.3	0.8
Other expenses(5)	1.4	0.2
Adjusted net (loss) income available to common stockholders(1)	$(7.2)	$3.5
Basic net (loss) income per share	$(0.38)	$0.01
Diluted net (loss) income per share	$(0.38)	$0.01
Adjusted basic net (loss) income per share(1)	$(0.22)	$0.11
Adjusted diluted net (loss) income per share(1)	$(0.22)	$0.11
Basic weighted average common shares outstanding	33,108,695	32,223,221
Diluted weighted average common shares outstanding	33,108,695	32,430,715

(1) Non-GAAP measure

(2) Expenses related to acquisition, capital raising and debt refinancing activities

(3) Incremental expense associated with the amortization of other intangible assets relating to acquisition accounting

(4) Non-cash equity-based compensation expenses

(5) Other non-recurring expenses inclusive of severance payments, greenfield startup, legal and consulting costs, and non-cash adjustments to earnout contingencies

(6) Expenses related to preferred stock dividend payments

(7) Interest expense associated with showroom-ready new equipment interest included in total interest expense above